Exhibit 99.1

[CHOICE HOTELS INTERNATIONAL LOGO PLACED HERE]

Contact: John Hawkins	Joseph M. Squeri
Vice President	Senior Vice President,
Tel: (301) 592-5075	Development, and Chief Financial Officer
Fax: (301) 592-6177	Tel: (301) 592-5006
john_hawkins@choicehotels.com

For Immediate Release

CHOICE HOTELS REPORTS DILUTED EPS OF $1.96

FOR FULL YEAR 2003; $0.57 FOR 4TH QUARTER

Annual Highlights Include: Adjusted Diluted EPS Up 23%;

Unit Growth Rises 4.4%; Initial & Relicensing Fees Grow 30%

SILVER SPRING, Md. (February 11, 2004) – Choice Hotels International, Inc. (NYSE:CHH) today reported 2003 net income of $71.9 million, or $1.96 diluted earnings per share (EPS). Net income and diluted EPS for fourth quarter 2003 were $20.7 million and $0.57 per share, respectively. Both full year 2003 and fourth quarter net income and diluted EPS include a $3.4 million, or $0.09 per share, gain resulting from the December 19, 2003 prepayment of an outstanding senior subordinated note by Sunburst Hospitality Corporation.

The company also reported full year 2003 adjusted net income of $68.5 million compared to $60.8 million for the same period in 2002. Full year 2003 adjusted diluted earnings per share (EPS) increased to $1.87 or 23% over $1.52 per share reported for the previous year. Adjusted net income and adjusted diluted EPS presented for full year and fourth quarter 2003 exclude the gain on the Sunburst note prepayment.

“Record franchise development was the hallmark of the year, with 470 new executed contracts representing more than 41,000 rooms,” said Charles A. Ledsinger, Jr., president and chief executive officer. “The lodging franchise community greatly values the more than 50 million guest visits made to our hotels each year, as evidenced by the 55% growth in new deals.”

He added, “In addition, our strong multi-brand marketing programs enjoyed great success, such as our ‘two-for-one’ fall promotion that gained nearly a half million members for our Choice Privileges frequent traveler program. This marketing success underscores the strength that we bring to our brands, thus making it possible to drive unit growth of 4.4% and enjoy a 30% increase in initial and relicensing fees.”

Adjusted net income for fourth quarter 2003 was $17.3 million, compared to $15.1 million for fourth quarter 2002. Adjusted diluted EPS was $0.48 for fourth quarter 2003, a 20% increase compared to the same period in 2002. Because of the Sunburst note prepayment, the company anticipates that interest income for 2004 will be reduced by $4.7 million, or $0.08 per diluted share, assuming the existing diluted share count.

Year-End & Fourth Quarter Performance

The company’s 2003 full year revenues were $386.1 million, compared to $365.6 million in 2002. Franchising revenues, which include royalty fees, initial and relicensing fees, partner services income and other income, increased 8.7% to $187.1 million from $172.1 for 2002. For fourth quarter 2003, revenues were $95.2 million compared to $84.3 million for fourth quarter 2002. Franchising revenues for fourth quarter 2003 increased 15.5% to $48.5 million from $42.0 million in fourth quarter 2002.

Operating income increased to $114.0 million for 2003, an increase of approximately 9% over the $104.7 million reported for 2002. For fourth quarter 2003, operating income increased 15% from $24.6 million to $28.3 million.

The company reported royalty revenues of $151.3 million for 2003, compared to $142.9 million for 2002, an increase of 5.9%. For fourth quarter 2003, royalty revenues increased 10.8% to $38.1 million, compared to $34.4 million for the same period in 2002.

Initial and relicensing fee revenues increased 30.2% and 52.8% for full year 2003 and fourth quarter 2003, respectively. Initial and relicensing fees were $16.8 million and $5.5 million for full year 2003 and fourth quarter 2003, respectively, compared to $12.9 million and $3.6 million for the same periods in 2002.

The company also reported partner services revenues increased to $13.2 million for full year 2003 compared to $11.9 million for 2002, a 10.9% increase. Fourth quarter 2003 partner services revenues increased to $3.6 million from $2.8 million in 2002, a 28.6% increase.

System-wide domestic revenue per available room (RevPAR) was $34.21 in 2003, compared to $34.48 for 2002. For fourth quarter 2003, RevPAR was $34.07, an approximately 5% increase compared to $32.46 for the same period a year ago.

For the year 2003, the effective royalty rate increased four basis points from 3.97% to 4.01%.

2003 Unit Growth

In 2003, the total number of domestic Choice hotels on-line grew 4.4% to 3,636 from 3,482 for 2002. For the year, the total number of domestic hotel rooms increased 4.2% to 294,268 from 282,423 in 2002. Choice executed 470 new domestic hotel franchise contracts in 2003, representing 41,039 rooms, an increase of 54.6% and 60.0% respectively over the 304 executed domestic franchise contracts and 25,657 rooms in 2002. This development activity marked the first time Choice has topped the 40,000 room level in a single year.

A net of 154 domestic hotels, representing 11,845 rooms, were opened in 2003, compared to 155, representing 11,909 rooms, in 2002. At the end of 2003, Choice had 401 hotels under development in its domestic hotel system, representing 31,409 rooms, compared to 310 hotels, representing 23,766 rooms, at the end of 2002.

As of December 31, 2003, the total number of Choice hotels worldwide grew 3.1% to 4,810 from 4,664 as of the same date a year ago. This represents an increase of 4.0% in the number of rooms open to 388,618 from 373,722. At the end of 2003, Choice had 90 hotels under development in countries outside of the United States, representing 8,468 rooms.

First Quarter & Full Year 2004 Estimates

The company also announced that it expects first quarter 2004 diluted EPS to be in the range of $0.26 to $0.28 and full year 2004 diluted EPS in the range of $2.00 to $2.03, assuming the current diluted share count.

Notable Events

Among the notable company events occurring since the previous earnings report:

•	Since Choice announced its stock repurchase program on June 25, 1998, the company has purchased 29.5 million shares of common stock at an average price of $17.69 per share at a total cost of $522.0 million, as of January 30, 2004. During calendar year 2003, the company purchased 2.9 million shares of common stock. Total shares outstanding as of January 30, 2004 are 34.4 million. The company repurchased approximately 1.0 million shares during the fourth quarter of 2003 at a total cost of $36.4 million. Under the existing repurchase authorization, the company can acquire another 1.8 million shares.

•	On January 26, 2004, Choice paid a cash dividend of $0.20 on outstanding shares of common stock to holders of record on January 16, 2004.

•	On February 10, 2004, Choice’s Board of Directors declared a cash dividend of $0.20 on outstanding shares of common stock payable on April 26, 2004 to holders of record on April 12, 2004.

•	Choice announced new spring marketing promotions, including the “Stay Twice, Earn a Free Night,” program that enables guests who join or already belong to the company’s Choice Privileges frequent traveler program to stay twice and earn a free night at the company’s mid-priced brand hotels and the “Earn Nights & Flights, Twice As Fast” program to get double EA$Y CHOICE stamps for free nights and airline miles at the company’s economy brand hotels.

Non-GAAP Financial Measures

Adjusted net income, adjusted diluted earnings per share and franchising revenues are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as net income, diluted earnings per share or total revenues. The company’s calculation of adjusted net income, adjusted diluted earnings per share and franchising revenues may be different from the calculation used by other companies and therefore comparability may be limited. The company has included exhibits accompanying this release which reconcile these measures to the comparable GAAP measurement.

Conference Call

Choice will conduct a conference call on Thursday, February 12, 2004 at 9 a.m. Eastern time to discuss the fourth quarter and year-end 2003 results. The call in number to listen to the call is 1-888-428-4480. The conference call also will be Webcast simultaneously via the company’s Web site at www.choicehotels.com.

The audio of the call will be archived and available on the company’s Web site and also available for replay until March 12, 2004 by calling 1-800-475-6701. The access code for the replay is: 716169.

Choice Hotels International is the second-largest hotel franchisor in the world with 4,810 hotels open, representing 388,618 rooms, and another 401 hotels under development in the United States, representing 31,409 rooms, as of December 31, 2003. An additional 90 hotels, representing 8,468 rooms, are under development in 19 other countries as of December 31, 2003. Choice’s Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn and MainStay Suites brands serve guests worldwide.

# # #

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Such statements are based on management’s beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in or contemplated by the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Choice’s ability to predict or control. For further information on factors that could impact Choice and the statements contained therein, we refer you to the filings made by Choice with the Securities and Exchange Commission, including its registration statement on Form S-4 and report on Form 10-Q for the period ended March 31, 2003.

Additional corporate information may be found on the Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com

Comfort, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites and Choice Privileges are registered trademarks, service marks and trade names of Choice Hotels International, Inc.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
REVENUES:
Royalty fees	$38,130	$34,355	$151,326	$142,943
Initial franchise and relicensing fees	5,514	3,620	16,799	12,881
Partner services	3,597	2,820	13,227	11,860
Marketing and reservation	45,871	41,545	195,420	190,145
Hotel operations	826	802	3,565	3,331
Other	1,220	1,168	5,767	4,402

Total revenues	95,158	84,310	386,104	365,562

OPERATING EXPENSES:
Selling, general and administrative	17,823	14,436	62,860	56,520
Depreciation and amortization	2,753	3,034	11,225	11,251
Marketing and reservation	45,871	41,545	195,420	190,145
Hotel operations	399	736	2,616	2,946

Total operating expenses	66,846	59,751	272,121	260,862

Operating income	28,312	24,559	113,983	104,700

OTHER INCOME AND EXPENSES:
Interest expense	2,612	3,251	11,597	13,136
Interest and other investment income	(4,979)	(1,305)	(9,568)	(4,549)
Equity in net (income) losses of affiliates	(247)	(472)	(582)	71
Other	122	224	129	224

Total other income and expenses	(2,492)	1,698	1,576	8,882

Income before income taxes	30,804	22,861	112,407	95,818
Income taxes	10,084	7,765	40,544	34,974

Net income	$20,720	$15,096	$71,863	$60,844

Weighted average shares outstanding-basic	35,303	37,248	35,699	39,333

Weighted average shares outstanding-diluted	36,513	37,938	36,674	40,057

Basic earnings per share	$0.59	$0.41	$2.01	$1.55

Diluted earnings per share	$0.57	$0.40	$1.96	$1.52

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands)	December 31, 2003	December 31, 2002

ASSETS

Cash and cash equivalents	$20,031	$12,227
Accounts receivable, net	33,623	32,629
Other current assets	2,966	3,349

Total current assets	56,620	48,205

Fixed assets and intangibles, net	150,256	161,606
Note receivable from Sunburst	—	41,318
Receivable — marketing and reservation fees	32,368	44,916
Other assets	26,071	18,496

Total assets	265,315	314,541

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current portion of long-term debt	23,829	23,796
Other current liabilities	75,630	61,850

Total current liabilities	99,459	85,646

Long-term debt	222,823	283,995
Deferred income taxes and other liabilities	61,220	58,699

Total liabilities	383,502	428,340

Total shareholders' deficit	(118,187)	(113,799)

Total liabilities and shareholders' deficit	$265,315	$314,541

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Twelve Months Ended
	December 31, 2003	December 31, 2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$71,863	$60,844
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,225	11,251
Gain on Sunburst Hospitality note prepayment	(3,383)	—
Provision for bad debts	(189)	1,256
Non-cash stock compensation and other charges	2,226	1,666
Non-cash interest and other investment income	(1,532)	(2,128)
Equity in net income and losses of affiliates	—	71

Changes in assets and liabilities, net of acquisitions:
Receivables	(887)	(5,538)
Receivable—marketing and reservation fees, net	24,726	17,219
Current liabilities	12,185	(3,911)
Income taxes payable/receivable and other assets	(3,151)	5,391
Deferred income taxes and other liabilities	2,984	12,897

NET CASH PROVIDED BY OPERATING ACTIVITIES	116,067	99,018

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from Prepayment of Sunburst Hospitality note	44,701	—
Investment in property and equipment	(8,480)	(12,233)
Acquisition of Flag	(1,211)	(2,173)
Proceeds from disposition of property	498	—
Other items, net	(8,306)	(277)

NET CASH PROVIDED BY (UTILIZED IN) INVESTING ACTIVITIES	27,202	(14,683)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	214,900	314,400
Principal payments of long-term debt	(276,104)	(288,220)
Purchase of treasury stock	(80,358)	(120,931)
Proceeds from exercise of stock options	6,097	5,772

NET CASH UTILIZED IN FINANCING ACTIVITIES	(135,465)	(88,979)

Net change in cash and cash equivalents	7,804	(4,644)
Cash and cash equivalents at beginning of period	12,227	16,871

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20,031	$12,227

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments during the period for:
Income taxes, net of refunds	$49,559	$14,674
Interest	$13,357	$14,132
Non-cash investing activities:
Conversion of note receivable into Flag equity interest	$—	$1,061
Non-cash financing activities:
Declaration of dividend	$6,899	$—
Non-cash financing activities related to employee stock options exercised:
Income tax benefit realized	$1,770	$1,762
Treasury shares received for employee tax withholding obligations	$98	$—
Common shares surrendered in-lieu of exercise price	$181	$—

Exhibit 4

CHOICE HOTELS INTERNATIONAL

SUPPLEMENTAL OPERATING INFORMATION BY BRAND

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Quarter Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
COMFORT INN
Hotels	1,413	1,362	1,413	1,362
Rooms	111,218	106,838	111,218	106,838
Avg. Daily Rate	$64.01	$62.41	$64.05	$63.43
Occupancy %	58.6%	57.3%	58.2%	59.3%
RevPAR	$37.54	$35.75	$37.28	$37.62

COMFORT SUITES
Hotels	370	345	370	345
Rooms	29,198	27,488	29,198	27,488
Avg. Daily Rate	$71.64	$70.53	$72.58	$71.99
Occupancy %	60.8%	58.8%	61.2%	61.4%
RevPAR	$43.58	$41.48	$44.44	$44.17

QUALITY
Hotels	508	455	508	455
Rooms	52,766	48,472	52,766	48,472
Avg. Daily Rate	$62.43	$61.61	$64.19	$63.82
Occupancy %	51.8%	49.4%	51.6%	52.0%
RevPAR	$32.31	$30.43	$33.14	$33.16

CLARION
Hotels	138	132	138	132
Rooms	20,737	20,006	20,737	20,006
Avg. Daily Rate	$71.78	$72.75	$72.27	$73.88
Occupancy %	48.8%	49.7%	49.2%	51.8%
RevPAR	$35.04	$36.18	$35.55	$38.26

SLEEP
Hotels	309	301	309	301
Rooms	23,678	23,061	23,678	23,061
Avg. Daily Rate	$58.32	$56.88	$58.01	$57.36
Occupancy %	58.2%	54.8%	57.5%	56.8%
RevPAR	$33.95	$31.16	$33.33	$32.57

MAINSTAY
Hotels	26	40	26	40
Rooms	2,063	3,445	2,063	3,445
Avg. Daily Rate	$60.26	$61.79	$61.50	$61.50
Occupancy %	63.4%	66.9%	62.9%	67.9%
RevPAR	$38.21	$41.36	$38.70	$41.77

ECONO LODGE
Hotels	734	715	734	715
Rooms	45,420	44,522	45,420	44,522
Avg. Daily Rate	$48.80	$45.95	$47.88	$47.36
Occupancy %	46.5%	46.9%	47.5%	49.4%
RevPAR	$22.71	$21.52	$22.76	$23.38

RODEWAY
Hotels	138	132	138	132
Rooms	9,188	8,591	9,188	8,591
Avg. Daily Rate	$49.99	$46.23	$49.84	$49.00
Occupancy %	43.5%	42.8%	44.8%	45.5%
RevPAR	$21.73	$19.76	$22.32	$22.29

TOTAL CHOICE—DOMESTIC
Hotels	3,636	3,482	3,636	3,482
Rooms	294,268	282,423	294,268	282,423
Avg. Daily Rate	$62.31	$60.75	$62.53	$61.96
Occupancy %	54.7%	53.4%	54.7%	55.6%
RevPAR	$34.07	$32.46	$34.21	$34.48
Effective Royalty Rate	4.06%	3.95%	4.01%	3.97%

Exhibit 5

CHOICE HOTELS INTERNATIONAL

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(UNAUDITED)

(In thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Adjusted Net Income

Net Income	$20,720	$15,096	$71,863	$60,844
Adjustments:
December 2003 Gain on Sunburst Note Prepayment Included in Net Income	(3,383)	—	(3,383)	—

Adjusted Net Income	$17,337	$15,096	$68,480	$60,844

Weighted average shares outstanding-diluted	36,513	37,938	36,674	40,057

Diluted Earnings Per Share	$0.57	$0.40	$1.96	$1.52
Adjustments:
December 2003 Gain on Sunburst Note Prepayment Included in Net Income	(0.09)	—	(0.09)	—

Adjusted Diluted Earnings Per Share (EPS)	$0.48	$0.40	$1.87	$1.52

Exhibit 6

CHOICE HOTELS INTERNATIONAL

SUPPLEMENTAL INFORMATION

CALCULATION OF FRANCHISING REVENUES

(UNAUDITED)

(In thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Franchising Revenues and Margins

Total Revenues	$95,158	$84,310	$386,104	$365,562
Adjustments:
Marketing and reservation revenues	(45,871)	(41,545)	(195,420)	(190,145)
Hotel Operations	(826)	(802)	(3,565)	(3,331)

Franchising Revenues	$48,461	$41,963	$187,119	$172,086